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                                                                  Exhibit 10.30

                             SHARE OPTION AGREEMENT

This Share Option Agreement ("Agreement") is made as of this 16th day of November, 1995, by and between GCR Holdings Limited, a Cayman Islands exempt limited liability company (the "Company"), and ____________ (the "Optionee"), a non-employee Director of the Company.

                                    RECITALS

        WHEREAS, the Company's Non-Employee Directors Share Option Plan (as it may be amended from time to time, the "Plan") was adopted by the Company's Board of Directors on December 12, 1995, as of November 16, 1995, to enable the Company and its subsidiaries to provide non-employee directors with an ownership interest in the Company which is parallel to that of shareholders of the Company; and

        WHEREAS, the Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"); and

        WHEREAS, the Committee has determined that the Optionee shall be granted the option hereinafter set forth upon the terms and conditions hereinafter contained;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereby enter into this Agreement upon the following terms and conditions:

        1. Agreement Subject to Plan. This agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the case of a conflict between the provisions of this Agreement and the Plan as initially in effect, the provisions of the Plan as initially in effect shall govern. In the case of a conflict between the provisions of this Agreement and the Plan as it may be amended (but not between the provisions of this Agreement and the Plan as initially in effect), the provisions of this Agreement shall govern. All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan.

        2. Grant of Option. The Company hereby grants to the Optionee the option (the "Option") to purchase all or part of an aggregate of 3,000 shares (as adjusted pursuant to paragraph 5, the "Shares") (after giving effect to the 5:1 Share Split) of the Company's Ordinary Shares, at a purchase price of $15.24 per share, subject to the terms and conditions of this Agreement and the Plan.

        3. Term of Option. The Optionee may exercise the Option in accordance with the provisions of Section 7 of the Plan only during the period (the "Option Period") commencing on and including the effective date of the initial public offering of the Company's shares and ending on and including November 15, 2005. In addition, the Option shall be subject to the provisions of Section 7.4 of the Plan as initially in effect.

        4. Vesting. The Optionee's right to exercise the Option with respect to the Shares shall vest and become exercisable on the date of the grant. Twenty-five percent (25%) of the restricted Ordinary Shares granted under the Plan in respect of the Option shall vest on each of the next four anniversaries of the date of grant of the restricted Ordinary Shares if the Optionee is then a member of the Board. Such restricted Ordinary Shares shall be forfeited to the extent not vested upon the termination of the Optionee's service as a member of the Board for any reason.
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        In addition, all restricted Ordinary Shares granted under the Plan in respect of the Option shall vest immediately in the event of a "Change of Control", which shall be deemed to occur if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) or this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        5. Adjustment in Capitalization. If there is any change in the number or nature of outstanding shares of the Company's Capital Stock by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement stock split, combination or exchange, share repurchase or otherwise, or if there is any non-cash distribution in respect of any such shares, which in any case has a dilutive or antidilutive effect on the Ordinary Shares, the number of Ordinary Shares subject to the Option, the exercise price thereof and/or other terms thereof shall be appropriately adjusted by the Committee, and appropriate adjustment shall be made by the Committee in respect of all unvested restricted Ordinary Shares granted to the Optionee pursuant to the Plan in respect of the Option and then held by him, so as to restore the Optionee to his rights hereunder.

        The Optionee shall also (but without duplication of any adjustment made pursuant to the preceding paragraph) be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") that is equal to 30% of the sum of (A) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before the exercise of the Option that would have been paid or payable to the Optionee in respect of the Ordinary Shares which are the subject of the Option had they been held by the Optionee at such time and (B) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before any restricted Ordinary Shares granted pursuant to clause (A) above become vested and that would have been paid or payable to the Optionee in respect of such unvested restricted Ordinary Shares had they been vested at such time. The number of restricted Ordinary Shares to be granted to the Optionee each time a dividend is paid shall be equal to the Applicable Dividend Amount for the Optionee divided by the Appraised Value (as defined in the Plan as initially in effect) of one Ordinary Share on the date the dividend is paid.
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In addition, all restricted Ordinary Shares shall vest immediately in the event of a "Change of Control".

        All restricted Ordinary Shares granted to the Optionee pursuant to the Plan before the date of the next annual general meeting of the Company's shareholders ("Initial Restricted Shares") will be granted subject to, and each such grant shall be effective only upon, approval of the Plan by such shareholders at such meeting. If such shareholders approve the Plan at such meeting, the date of grant of all Initial Restricted Shares, for all purposes including vesting of such shares, shall be the date of such meeting. The provisions of this paragraph shall not affect any restricted Ordinary Shares granted pursuant to the Plan on or after the date of such meeting.

        6. DELIVERY OF CERTIFICATES. Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of Ordinary Shares purchased. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except for any income or other taxes for which the Optionee may become liable as a result of such exercise. Ordinary Shares issued upon exercise of the Option shall be subject to the provisions of the Restated Articles of Association of the Company, as the same may be amended from time to time (the "Articles"), including the restrictions on transferability set forth therein.

        7. THE AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT. The Optionee hereby becomes a party (if not already a party) to the Company's Amended and Restated Shareholders' Agreement, dated as of December 18, 1995 (as it may be amended from time to time, the "Shareholders' Agreement"), among the Company and its shareholders. All Ordinary Shares of the Company acquired by the Optionee from the Company (including all such Ordinary Shares acquired upon exercise of the Option or any other option previously or hereafter acquired from the Company and all restricted Ordinary Shares acquired pursuant to the Plan or any other benefit plan of the Company) shall be subject to the transfer restrictions and other provisions of the Shareholders' Agreement to the extent that such shares constitute Registrable Shares (as defined in the Shareholders' Agreement).

        8. DECISIONS OF COMMITTEE. Subject to Section 1 above, the Committee shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan and to make any and all determinations under them, and its decisions shall be final, binding and conclusive upon all persons, including the Optionee and his legal representatives, in respect of any questions arising under the Plan.

        9. NOTICE. Any notice to be given to the Company shall be addressed to the Company (Attention: Frederick W. Deichmann) at its office at GCR Holdings Limited, P.O. Box HM 762, Hamilton HM CX, Bermuda (telecopier number 441-292-4338, and if given to the Optionee, at his address (telecopier number) as it may appear on the records of the Company, or to either of them, at such other address as either of them may hereafter designate in writing to the other. In each case, notice shall be given in writing, may be given by hand, first class mail (postage prepaid), prepaid courier or telecopier and shall be deemed given when received.

        10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company; but this Agreement shall not be assignable by the Optionee (and shall not be binding upon or inure to the benefit of any successor thereto) except by will or the laws of descent and distribution.

        11. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of New York.

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        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.

                                        GCR HOLDINGS LIMITED


                                        By:
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                                            Frederick W. Deichmann
                                            Secretary






                                            -------------------------------
                                            Director